Exhibit 99.1

MaxCyte Reports Fourth Quarter and Full Year 2024 Financial Results and Provides Full Year 2025 Guidance

ROCKVILLE, MD, March 11, 2025 — MaxCyte, Inc., (NASDAQ: MXCT; LSE: MXCT), a leading, cell-engineering focused company providing enabling platform technologies to advance the discovery, development and commercialization of next-generation cell therapeutics, today announced its fourth quarter and full year ended December 31, 2024 financial results and initiated its 2025 guidance.

Fourth Quarter and Full Year Highlights

●	Total revenue of $8.7 million in the fourth quarter of 2024, a decrease of 45% over the fourth quarter of 2023. The decrease in total revenue was due to multiple one-time approval milestones in the fourth quarter of 2023.
●	Core business revenue of $8.6 million in the fourth quarter of 2024, an increase of 20% over the fourth quarter of 2023.
●	Strategic Platform License (SPL) Program-related revenue was $0.1 million for the fourth quarter of 2024, compared to $8.5 million in the fourth quarter of 2023.
●	Total revenue of $38.6 million for the full year 2024, a decrease of 6% over the full year 2023.
●	Core business revenue of $32.5 million for the full year 2024, an increase of 9% over the full year 2023.
●	SPL Program-related revenue was $6.1 million for the full year 2024, compared to $11.5 million in full year 2023.
●	Ended the year with 28 active SPL agreements that include 18 active programs currently in the clinic (defined as programs with at least a cleared IND or equivalent) and 1 active commercial program.
●	Total cash, cash equivalents and investments were $190.3 million as of December 31, 2024.

“We are pleased to report strong financial results in 2024, including a return to core revenue growth and disciplined cash management, driven by the execution of our team,” said Maher Masoud, President and CEO of MaxCyte. “We signed a record six SPLs in 2024 and continue to see momentum in the SPL pipeline with the addition of TG Therapeutics early in 2025. We also implemented a more disciplined capital and operational approach at MaxCyte, which has already enabled new strategic initiatives, and a more efficient and streamlined business, underpinning our commitment to long-term value creation for our shareholders. In 2025, we will continue to drive strong commercial execution, support the progression of SPL programs through the clinic, and make disciplined investments to position MaxCyte as a premier cell engineering solutions provider, including the integration and growth of SeQure Dx.”

The following tables provide details regarding the sources of our revenue for the periods presented.

	Three Months Ended			Year Ended
	December 31,			December 31,
	2024	2023	%	2024	2023	%
	(Unaudited)			(Unaudited)
(in thousands, except percentages)
Instrument	$1,629	$2,330	(30%)	$7,083	$8,317	(15%)
PAs and consumables	4,169	2,163	93%	14,006	10,283	36%
Licenses	2,554	2,406	6%	10,297	10,326	(0%)
Other	258	263	(2%)	1,126	897	26%
Total Core Revenue	$8,610	$7,162	20%	$32,512	$29,823	9%
Program-Related	83	8,504	(99%)	6,115	11,465	(47%)
Total Revenue	$8,693	$15,666	(45%)	$38,627	$41,288	(6%)

In addition to revenue, management regularly reviews key business metrics to evaluate our business, measure performance, identify trends affecting our business, formulate financial projections and make strategic decisions. As of the dates presented, these key metrics were as follows:

	As of December 31, 2024
	2024	2023	2022
Installed base of instruments (sold or licensed)	760	683	616
Core Revenue Generated by SPL Clients as a % of Core Revenue	55%	48%	42%
Number of active SPLs	28	23	18
Total number of active licensed clinical programs under SPLs currently in the clinic *	18	16	16
Total number of active licensed programs under SPLs currently commercial *	1	1	—

*Number of licensed clinical programs and commercial programs under SPLs are by number of product candidates and not by indication.

Fourth Quarter 2024 Financial Results

Total revenue for the fourth quarter of 2024 was $8.7 million, compared to $15.7 million in the fourth quarter of 2023, representing a decrease of 45%. The decrease in total revenue was due to multiple one-time approval milestones in the fourth quarter of 2023.

Core business revenue (sales of instruments, PAs and consumables, and licenses to customers, excluding SPL Program-related revenue) for the fourth quarter of 2024 was $8.6 million, compared to $7.2 million in the fourth quarter of 2023, representing an increase of 20%.

SPL Program-related revenue was $0.1 million in the fourth quarter of 2024, as compared to $8.5 million in the fourth quarter of 2023.

Gross profit for the fourth quarter of 2024 was $6.4 million (74% gross margin), compared to $14.1 million (90% gross margin) in the fourth quarter of 2023. Non-GAAP adjusted gross margin was 84% when excluding SPL Program-related revenue and reserves for excess and obsolete inventory, compared to non-GAAP adjusted gross margin of 86% in the fourth quarter of 2023.

Operating expenses for the fourth quarter of 2024 were $19.3 million, compared to operating expenses of $22.2 million in the fourth quarter of 2023.

Fourth quarter 2024 net loss was $10.6 million compared to net loss of $5.3 million for the same period in 2023. EBITDA, a non-GAAP measure, was a loss of $11.8 million for the fourth quarter of 2024, compared to a loss of $7.0 million for the fourth quarter of 2023; stock-based compensation expense was $3.1 million in the fourth quarter of 2024 compared to $3.6 million in the fourth quarter of 2023.

Full Year 2024 Financial Results

Total revenue for 2024 was $38.6 million, compared to $41.3 million in 2023, representing a decrease of 6%.

Core business revenue (sales of instruments, PAs and consumables, and licenses, excluding SPL Program-related revenue) for 2024 was $32.5 million, compared to $29.8 million for 2023, representing an increase of 9%.

SPL Program-related revenue was $6.1 million in 2024, as compared to $11.5 million in 2023.

Gross profit for 2024 was $31.5 million (82% gross margin), compared to $36.5 million (89% gross margin) in the prior year. Non-GAAP adjusted gross margin was 84% when excluding SPL Program-related revenue and reserves for excess and obsolete inventory, compared to non-GAAP adjusted gross margin of 86% in 2023.

Operating expenses for 2024 were $82.7 million, compared to operating expenses of $84.8 million in 2023.

Full year 2024 net loss was $41.1 million compared to a loss of $37.9 million in 2023. 2024 EBITDA was a loss of $46.9 million compared to a loss of $44.1 million in 2023; total stock-based compensation for 2024 was $13.1 million, compared to $14.0 million for 2023.

Total cash, cash equivalents and investments were $190.3 million as of December 31, 2024, compared to $211.2 million as of December 31, 2023.

2025 Guidance

MaxCyte is providing initial 2025 revenue guidance for core business revenue and SPL Program-related revenue:

●	Core revenue is expected to grow 8% to 15% compared to 2024, inclusive of revenue from SeQure Dx.
●	SPL Program-related revenue is expected to be approximately $5 million for the year. SPL-program related revenue guidance includes both expected revenue from pre-commercial milestone payments and commercial royalties/sales-based payments.

MaxCyte expects to end 2025 with $160 million in total cash, cash equivalents and investments.

Webcast and Conference Call Details

MaxCyte will host a conference call today, March 11, 2025, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the MaxCyte website at https://investors.maxcyte.com/.

About MaxCyte

At MaxCyte, we pursue cell engineering excellence to maximize the potential of cells to improve patients’ lives. We have spent more than 25 years honing our expertise by building best-in-class platforms, perfecting the art of the transfection workflow, and venturing beyond today’s processes to innovate tomorrow’s solutions. Our ExPERT™ platform, which is based on our Flow Electroporation® technology, has been designed to support the rapidly expanding cell therapy market and can be utilized across the continuum of the high-growth cell therapy sector, from discovery and development through commercialization of next-generation, cell-based medicines. The ExPERT family of products includes: four instruments, the ATx™, STx™, GTx™ and VLx ™; a portfolio of proprietary related processing assemblies or disposables; and software protocols, all supported by a robust worldwide intellectual property portfolio. By providing our partners with the right technology platform, as well as scientific, technical and regulatory support, we aim to guide them on their journey to transform human health. Learn more at maxcyte.com and follow us on X and LinkedIn.

Non-GAAP Financial Measures

This press release contains EBITDA, which is a non-GAAP measure defined as earnings before interest income and expense, taxes, depreciation and amortization. MaxCyte believes that EBITDA provides useful information to management and investors relating to its results of operations. The company’s management uses this non-GAAP measure to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

This press release also contains Non-GAAP Gross Margin, which we define as Gross Margin when excluding SPL program related revenue and reserves for excess and obsolete inventory.  The Company believes that the use of Non-GAAP Gross Margin provides an additional tool to investors because it provides consistency and comparability with past financial performance, as Non-GAAP Gross Margin excludes non-core revenues and inventory reserves, which can vary significantly between periods and thus affect comparability.

Management does not consider these Non-GAAP financial measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these Non-GAAP financial measures is that they exclude significant revenues and expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents these Non-GAAP financial measures along with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation tables of net loss, the most comparable GAAP financial measure, to EBITDA, and Gross Margin, the most comparable GAAP financial measure, to Non-GAAP Gross Margin, are included at the end of this release. MaxCyte urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  These statements about us and our industry involve substantial known and unknown risks, uncertainties, and assumptions, including those described in Item 1A under the heading “Risk Factors” and elsewhere in our report on Form 10-K, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements.  Forward-looking statements include, but are not limited to, statements about the Company’s preliminary results of operations, including fourth quarter and full year total revenue, core revenue, and SPL program revenue and statements about possible or future results of operations or financial position. In some cases, you can identify forward-looking statements because they contain words such as "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," "potential," "continue," “contemplate,” "target,” the negative of these words and similar words or expressions.  These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. The forward-looking statements contained in this press release, include, without limitation, statements concerning the following:  our expected future growth and success of our business model; the size and growth potential of the markets for our products, and our ability to serve those markets, increase our market share, and achieve and maintain industry leadership; our ability to expand our customer base and enter into additional SPL partnerships; our expectation that our partners will have access to capital markets to develop and commercialize their cell therapy programs; our financial performance and capital requirements; the adequacy of our cash resources and availability of financing on commercially reasonable terms; our expectations regarding our ability to obtain and maintain intellectual property protection for our products, as well as our ability to operate our business without infringing the intellectual property rights of others; our expectations regarding general market and economic conditions that may impact investor confidence in the biopharmaceutical industry and affect the amount of capital such investors provide to our current and potential partners; and our use of available capital resources.

These and other risks and uncertainties are described in greater detail in Item 1A , entitled "Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on or about March 12, 2024, as well as in discussions of potential risks, uncertainties, and other important factors in the other filings that we make with the Securities and Exchange Commission from time to time. These documents are available through the Investor Menu, Financials section, under “SEC Filings” on the Investors page of our website at http://investors.maxcyte.com. Any forward-looking statements in this press release are based on our current beliefs and opinions on the relevant subject based on information available to us as of the date of such press release, and you should not rely on forward-looking statements as predictions of future events. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

MaxCyte Contacts:

US IR Adviser

Gilmartin Group

David Deuchler, CFA

+1 415-937-5400

ir@maxcyte.com

US Media Relations

Spectrum Science

Jordan Vines

jvines@spectrumscience.com

+1 540-629-3137

Nominated Adviser and Joint Corporate Broker

Panmure Liberum

Emma Earl / Freddy Crossley

Corporate Broking

Rupert Dearden

+44 (0)20 7886 2500

UK IR Adviser

ICR Healthcare

Mary-Jane Elliott

Chris Welsh

+44 (0)203 709 5700

maxcyte@icrhealthcare.com

MaxCyte, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$27,884	$46,506
Short-term investments, at amortized cost	126,598	121,782
Accounts receivable, net	4,682	5,778
Inventory	8,914	12,229
Prepaid expenses and other current assets	3,606	3,899
Total current assets	171,684	190,194

Investments, non-current, at amortized cost	35,781	42,938
Property and equipment, net	19,707	23,513
Right-of-use asset - operating leases	10,766	11,241
Other assets	1,532	388
Total assets	$239,470	268,274

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,358	$743
Accrued expenses and other	8,302	11,269
Operating lease liability, current	864	774
Deferred revenue, current portion	5,251	5,069
Total current liabilities	15,775	17,855

Operating lease liability, net of current portion	17,170	17,969
Other liabilities	274	283
Total liabilities	33,219	36,107

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value; 5,000,000 shares authorized and no shares issued and outstanding at December 31, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 105,711,093 and 103,961,670 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	1,057	1,040
Additional paid-in capital	422,047	406,925
Accumulated deficit	(216,853)	(175,798)
Total stockholders’ equity	206,251	232,167
Total liabilities and stockholders’ equity	$239,470	$268,274

MaxCyte, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$8,693	$15,666	$38,627	$41,288
Cost of goods sold	2,281	1,573	7,100	4,742
Gross profit	6,412	14,093	31,527	36,546

Operating expenses:
Research and development	4,614	5,842	22,227	23,817
Sales and marketing	6,473	7,196	26,661	26,975
General and administrative	7,206	8,087	29,693	30,068
Depreciation and amortization	1,020	1,063	4,143	3,985
Total operating expenses	19,313	22,188	82,724	84,845
Operating loss	(12,901)	(8,095)	(51,197)	(48,299)

Other income:
Interest income	2,304	2,818	10,142	10,376
Total other income	2,304	2,818	10,142	10,376
Net loss	$(10,597)	$(5,277)	$(41,055)	$(37,923)
Basic and diluted net loss per share	$(0.10)	$(0.05)	$(0.39)	$(0.37)
Weighted average shares outstanding, basic and diluted	105,547,751	103,703,240	104,849,222	103,268,502

MaxCyte, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year ended December 31,
	2024	2023
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(41,055)	$(37,923)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,315	4,171
Lease right-of-use asset amortization	475	395
Net book value of consigned equipment sold	63	94
Loss on disposal of property and equipment	861	30
Stock-based compensation	13,083	13,979
Credit loss (recovery) expense	(130)	171
Change in excess/obsolete inventory reserve	1,771	697
Amortization of discounts on investments	(6,242)	(7,120)

Changes in operating assets and liabilities:
Accounts receivable	1,226	5,226
Accounts receivable – TIA*	—	1,912
Inventory	1,362	(4,534)
Prepaid expense and other current assets	293	(641)
Other assets	(1,213)	421
Accounts payable, accrued expenses and other	(1,883)	3,252
Operating lease liability	(709)	(133)
Deferred revenue	182	(1,644)
Other liabilities	(9)	(39)
Net cash used in operating activities	(27,610)	(21,686)

Cash flows from investing activities:
Purchases of investments	(150,857)	(255,095)
Maturities of investments	159,440	313,770
Purchases of property and equipment	(1,651)	(3,700)
Proceeds from sale of equipment	—	9
Net cash provided by investing activities	6,932	54,984

Cash flows from financing activities:
Proceeds from exercise of stock options	1,597	1,874
Proceeds from issuance of common stock under employee stock purchase plan	459	269
Net cash provided by financing activities	2,056	2,143
Net (decrease) increase in cash and cash equivalents	(18,622)	35,441
Cash and cash equivalents, beginning of period	46,506	11,065
Cash and cash equivalents, end of period	$27,884	$46,506

*Tenant improvement allowance (“TIA”)

Unaudited Reconciliation of Net Loss to EBITDA

(in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
(in thousands)
Net loss	$(10,597)	$(5,277)	$(41,055)	$(37,923)
Depreciation and amortization expense	1,057	1,102	4,315	4,171
Interest income	(2,304)	(2,818)	(10,142)	(10,376)
Income taxes	—	—	—	—
EBITDA	$(11,844)	$(6,993)	$(46,882)	$(44,128)

Unaudited Reconciliation of Gross Margin to Non-GAAP Adjusted gross margin

(in thousands, except for percentages)

(Unaudited)

	Three months ended December 31, 2024			Three months ended December 31, 2023
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$8,693	$(83)	$8,610	$15,666	$(8,504)	$7,162
Cost of Goods Sold	2,281	(916)	1,365	1,573	(581)	992
Gross Margin	6,412	833	7,245	14,093	(7,923)	6,170
Gross Margin %	74%		84%	90%		86%

	Year ended December 31, 2024			Year ended December 31, 2023
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenue	$38,627	$(6,115)	$32,512	$41,288	$(11,465)	$29,823
Cost of Goods Sold	7,100	(1,771)	5,329	4,742	(581)	4,161
Gross Margin	31,527	(4,344)	27,183	36,546	(10,884)	25,662
Gross Margin %	82%		84%	89%		86%

(1)	Adjustments include the exclusion of SPL program related revenue from Revenue, and the exclusion of reserves for excess and obsolete inventory from Cost of Goods Sold.